EXHIBIT 20.2
------------

UCFC Funding Corporation                           Administrator:
Manufactured Housing Contract
Pass-Through Certificates, Series 1996-1           The First National Bank
                                                        of Chicago
                                                   Mail Suite 0126
                                                   Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:                           16-Dec-96


DISTRIBUTION SUMMARY
------------------------------------------------------------------------------------------------------------------------





                                                                     Class         Class     Remaining
                                                                     Interest      Unpaid    Class
                                                                     Distribution  Interest  Unpaid
          Original         Beginning        Principal    Remittance  Amount        Amounts   Interest  Remaining
 Class    Face Value       Balance          Distribution  Rate       Distributed   Paid (1)  Amount    Balance
-------   -----------      ---------        ------------ ----------- -----------   --------- -------   ---------------

A-1        $22,688,000.00   $21,822,982.13  $758,160.23   6.40000%   $116,389.24    $0.00     $0.00     $21,064,821.90
A-2        $23,362,000.00   $23,362,000.00        $0.00   6.75000%   $131,411.25    $0.00     $0.00     $23,362,000.00
A-3        $13,108,000.00   $13,108,000.00        $0.00   7.05000%    $77,009.50    $0.00     $0.00     $13,108,000.00
A-4        $10,160,000.00   $10,160,000.00        $0.00   7.35000%    $62,230.00    $0.00     $0.00     $10,160,000.00
A-5        $10,198,000.00   $10,198,000.00        $0.00   7.57500%    $64,374.88    $0.00     $0.00     $10,198,000.00
A-6        $10,759,000.00   $10,759,000.00        $0.00   8.02000%    $71,905.98    $0.00     $0.00     $10,759,000.00
M          $10,350,000.00   $10,350,000.00        $0.00   7.90000%    $68,137.50    $0.00     $0.00     $10,350,000.00
B-1         $8,050,000.00    $8,050,000.00        $0.00   8.00000%    $53,666.67    $0.00     $0.00      $8,050,000.00
B-2         $6,325,000.00    $6,325,000.00        $0.00  10.30000%    $54,289.58    $0.00     $0.00      $6,325,000.00

=======================================================================================================================
TOTAL:    $115,000,000.00  $114,134,982.13  $758,160.23              $699,414.60    $0.00     $0.00    $113,376,821.90
=======================================================================================================================

                                         AMOUNTS PER $1,000 UNITS
----------------------------------------------------------------------------------------------------



                                                  Class        Class       Remaining
                                                  Interest     Unpaid      Class
                                                  Distribution Interest    Unpaid
                    Beginning      Principal      Amount       Amounts     Interest    Remaining
CUSIP        Class  Balance        Distribution   Distributed  Paid (1)    Amounts     Balance
------       -----  -----------    -----------    -----------  ----------  ---------   -------------

90263AAA8    A-1     961.87333084  33.41679434    5.12999118   0.00000000  0.00000000   928.45653650
90263AAB8    A-2    1000.00000000   0.00000000    5.62500000   0.00000000  0.00000000  1000.00000000
90263AAC4    A-3    1000.00000000   0.00000000    5.87500000   0.00000000  0.00000000  1000.00000000
90263AAD2    A-4    1000.00000000   0.00000000    6.12500000   0.00000000  0.00000000  1000.00000000
90263AAE0    A-5    1000.00000000   0.00000000    6.31250049   0.00000000  0.00000000  1000.00000000
90263AAH3    A-6    1000.00000000   0.00000000    6.68333302   0.00000000  0.00000000  1000.00000000
90263AAF7    M      1000.00000000   0.00000000    6.58333333   0.00000000  0.00000000  1000.00000000
90263AAG5    B-1    1000.00000000   0.00000000    6.66666708   0.00000000  0.00000000  1000.00000000
100000783    B-2    1000.00000000   0.00000000    8.58333281   0.00000000  0.00000000  1000.00000000

----------------------------------------------------------------------------------------------------
(1) The Class Unpaid Interest Amount is identified separately here, and is already included in the Class Interest
    Distribution Amount Distributed column.

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1996-1             of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------
Distribution Date:    16-Dec-96

                      Statement to Certificateholders
         Pooling and Servicing Agreement Dated September 1, 1996
                         (Pursuant to Section 5.03)

     (i)  Class Interest Distribution Amounts and        Reported on Page 1
          Class Unpaid Interest Amounts

    (ii)  Collections   Principal
                        ---------
                        Scheduled principal received    185,256.37
                        Principal Prepayments           572,903.86
                                                        ----------
                        Total Principal                 758,160.23
                                                        ==========
                        Interest
                        --------
                        Schedule interest received
                        plus Servicer Advances        1,005,290.83

                                                           Number    Principal
                                                                     Balance
                                                           ------    ---------
          Liquidated Contracts                                  2    45,808.45
         Repurchased Contracts                                  0         0.00

  (iii)   Reserve Account withdrawal for Available
          Funds Shortfall                                    0.00

   (iv)   Class Certificate Balances after
          distributions                                  Reported on Page 1

    (v)   Class Percentages                              Current(1)    Next
                                                         -------       ----
                                      Senior Class        78.337%      78.192%
                                      Class M              9.068%       9.129%
                                      Class B             12.595%      12.679%

(1) Includes the Subsequent Loans purchased on 11/15/96 and therefore does not equal last month's "NEXT" percentages which was as of the 11/5/96 determination date.

   (vi)   Pool Principal Balance as of the end
          of the Due Period                        113,376,765.02


  (vii)   The Pool Factor (greater than 100%
          during the Pre-Funding Period)                  99.248%

 (viii)   Delinquency Information - as of the
          end of the Due Period                                      Principal
                                                          Number     Balance
                                                          ------     ---------

                                      30 to 59 days           72  2,183,776.25
                                      60 or more days         17    516,759.61

                                                                    Principal
(ix) and (x) Repossessed Manufactured Homes (REOs)        Number    Balance
                                                          ------    ---------
                  During the current Due Period                1     22,962.27
                  Aggregate REOs still in inventory            1     22,962.27

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1996-1                of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126


STATEMENT TO CERTIFICATEHOLDERS
------------------------------------------------------------------------------

Distribution Date:       15-Dec-96



   (xi)  The Performance Test               Criteria      Current Ratio
                                            --------      -------------
   (1)  Average 60 Day Delinquency Ratio       5.00%        0.12%
   (2)  Average 30 Day Delinquency Ratio       7.00%        0.95%
   (3   Current Realized Loss Ratio            2.75%        0.00%
   (4)  Cumulative Realized Losses
        (as a percent of the Cut-off Date
        Pool Balance) - Based upon the       Not yet
        table below.                         applicable     0.01%


                            Cumulative Realized Losses Criteria Table
                            -----------------------------------------

                            From:            To:          Percentage
                            -----            ----         ----------
                            10/01/2001       09/30/2002     7.00%
                            10/01/2002       09/30/2003     8.00%
                            10/01/2003       thereafter     9.00%

Has the Performance Test been satisfied?  (Yes or No)   YES

   (xii)  The Weighted Average Net Contract Rate
          of all outstanding Contracts                  10.56150%
  (xiii)  The outstanding Monthly Advance
          reimbursable to the Servicer                  22,419.62
   (xiv)  Reserve Account
          Last Month's Ending Balance                1,121,601.92
          Plus Deposits:     Investment Earnings         4,763.86
                             From Amount Available,
                             to cover Specified
                             Requirement               305,172.21
                             Other                           0.00
          Less Withdrawals:  To Certificate Account,
                             to cover Available Funds
                             Shortfall                       0.00
                             To Class R, the excess deposit
                             over the Specified Requirement  0.00
                             Other                           0.00

          Ending Balance                             1,431,537.99

          Specified Reserve Account Requirement      1,724,999.15